EXHIBIT 10.48

Confidential Treatment Request

[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the commission.

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT, made and entered into as of this 16 day of February, 2005 by and between MIDNIGHT AUTO FRANCHISE CORP., a Michigan corporation (hereinafter called "MAFC") and ALL NIGHT AUTO OF NAPERVILLE, INC. (hereinafter called "ANA").

      WITNESSETH:

      WHEREAS, on the date hereof, 179th Street Developers, LLC, an Illinois limited liability company (the "Landlord") consented to an assignment of lease to MAFC of a Strip Center Retail Lease by and between the Landlord and Expert Automotive Group, LLC dated February 9, 2004 (the "Master Lease") with respect to the premises located at 179th Street and LaGrange road, Tinley Park, IL consisting of 6,860 sq.ft. of leasable space (the "Premises"); and

      WHEREAS, Expert Automotive Group, LLC has assigned its tenants' interest in the Master Lease to MAFC; and

      WHEREAS, ANA wishes to sublease a portion of the Premises (5,060 square feet) known as the All Night Auto facility (the "Subleased Premises"); and

      WHEREAS, the Subleased Premises are designated by the cross hatched area on the attached diagram of the Premises; and

      WHEREAS, MAFC is desirous of entering into this Sublease and does hereby sublease unto ANA and ANA hereby subleases from MAFC, upon the terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

      1. TERM. The term of Sublease Agreement ("Term") shall commence on the date hereof and shall continue in force until the date of termination or expiration of the Master Lease, except as otherwise set forth in Section 7(a) below. Effective as of the date of such termination, provided ANA has fully performed all of its obligations under this Sublease, ANA shall have no further liability or obligation with respect to this Sublease Agreement or the Master Lease.

      2. RENT. ANA shall pay Rent to MAFC during the Term as follows: $[*] per month from the date hereof to March 31, 2005, and from April 1, 2005 to March 31, 2006 (April 1, 2005 through March 31, 2006 is referred to herein as "Year One", and the fiscal year beginning April 1st of each year and ending on March 31st of each year is referred to herein as the "Fiscal Year"). Rent shall increase for each Fiscal Year after Year One at two (2%) percent per year. Such Rent is a triple net rent rate. ANA shall also pay to MAFC taxes and additional rent as set forth in the Master Lease for the Subleased Premises (i.e., ANA shall pay 5060/6860 of the total taxes and additional rent assessed under the Master Lease).

* Portions of the exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to rule 24b-2 under the Securities Exchange Act of 1934, as amended.

      3. UTILITY CHARGES. Tenant shall be solely responsible for and pay when due all charges for heat, light, water, sewer, gas, telephone, electricity or any other utility services used or consumed in the Premises, including payment for meters, submeters, meter installation, deposits, service connections and service charges. In the event separate bills are not obtainable for any such expense. Tenant shall pay Landlord, as additional rent, Tenant's proportionate share of such charges and expenses, subject to adjustment based on any extraordinary use or consumption of any utility by Tenant on the Premises within ten (10) days after billing therefor.

      4. COMPLIANCE WITH MASTER LEASE. ANA hereby agrees to accept and be bound by all terms and conditions imposed upon MAFC as lessee pursuant to the Master Lease (to the extent applicable) during the Term under and pursuant to the Master Lease, a true, correct and complete copy of such terms and conditions Master Lease is attached hereto as Exhibit A and made a part hereof as though fully set forth herein. MAFC hereby agrees, to the extent possible, to perform the obligations of the Landlord under the Master Lease as though MAFC has been named therein as landlord, or, in the alternative, MAFC may permit ANA to exercise a direct action against Landlord under the Master Lease (MAFC hereby passing through to ANA, Landlord's obligations under the Master Lease with respect to the Subleased Premises). As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease Agreement, the terms of this Sublease Agreement will control.

      5. DELIVERY OF POSSESSION. The Premises shall be delivered in their "as is", "where is" condition, vacant and broom clean (with the exception of the Furnishings described in Section 30, below), as of the Commencement Date, and on such date ANA shall accept the Premises in their existing condition and state of repair. ANA acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of MAFC in respect to the Premises' condition, compliance with laws, ordinances, statutes or regulations, including, but not limited to, the Americans with Disabilities Act of 1991, 42 USC Section 1201 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively, "ADA"), or the use or occupation that may be made thereof, and that MAFC shall not be liable for any defects in the Premises. Acceptance of the Premises by ANA shall be construed as recognition that the Premises are in an acceptable state of repair and in sanitary condition.

      6. EXTENSION OF TERM. Unless MAFC exercises its purchase option or right of first refusal in the Master Lease, MAFC shall timely and properly exercise all existing options to extend the term of the Master Lease.

      7. SURVIVAL OF OBLIGATIONS. ANA shall not be responsible for and assumes no liability for, and MAFC hereby agrees to indemnify, defend and save ANA harmless from and against, any loss, claim, damage, cause of action, penalty, expense or fee arising out of or relating to any act or omission of MAFC, unless such act or omission relates to an act or omission which Landlord under the Master Lease is obligated to perform (or refrain from taking). Subject to the foregoing, ANA will indemnify, defend and save MAFC harmless from and against any claims, demands, and actions arising in connection with ANA's use of the Premises, or the use by any person occupying said premises during the Term or by reason of any breach or nonperformance of any covenant herein, or the violation of any law or regulation by ANA.

      8. PURCHASE OR PREMISES.

      (a) In the event MAFC purchases the Premise at anytime during the Term, MAFC agrees that the Sublease shall remain in full force and effect and shall continue for a term equal to the term set forth in the Master Lease including all option periods thereunder, subject to ANA's rights pursuant to Section 7(b) below.

      (b) In the event MAFC purchases the Premises at anytime during the Term, MAFC hereby grants to ANA an option to purchase the Subleased Premises for a sum to be determined. ANA shall provide written notice to MAFC of its intent to exercise its option to purchase with a closing to occur within 60 days after the date of notice. MAFC will take commercially reasonable efforts at ANA's expense to subdivide the Premises or take other action as is appropriate to permit the sale of the Subleased Premises to ANA.

      9. DEFAULT. In the event ANA fails to perform or observe any of the covenants contained herein or as contained in the Master Lease as applicable to the Subleased Premises, and does not correct such failure within any notice and/or cure period as set forth in the Master Lease (less three (3) days), then MAFC may forthwith terminate or cancel this Sublease Agreement. In the event MAFC fails to timely perform or observe any of its obligations hereunder, including obligations to be performed by MAFC pursuant to the Master Lease, if such failure is not cured within thirty (30) days after ANA delivers written notice to MAFC, then ANA may forthwith (i) terminate this Sublease Agreement and all of ANA's obligations hereunder and with respect hereto shall cease, or (ii) seek any available legal or equitable remedies.

      10. QUIET ENJOYMENT. MAFC represents that it has full power and authority to enter into this Sublease, subject to the consent of the Landlord. So long as ANA is not in default in the performance of its covenants and agreements in this Sublease, ANA's quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed or interfered with by MAFC, or by any person claiming by, through, or under MAFC.

      11. NON ASSIGNMENT. ANA shall not, directly or indirectly, assign, convey, pledge, hypothecate or otherwise transfer its interest in this Sublease, or sublet, license or otherwise grant to any person the right to occupy all or any portion of the Premises (collectively, "Transfer") without (i) the prior written consent of MAFC, and (ii) the prior written consent of Landlord to the extent required by and in accordance with the terms and provisions of the Lease. Any sale, assignment or other direct or indirect transfer of control of ANA or a majority of the beneficial ownership interests in ANA in a single transaction or one or more related transactions shall constitute a "Transfer" hereunder for which MAFC's prior written consent shall be required. ANA shall pay, within ten
(10) days of written demand, any fees or costs payable to Landlord under the Lease, and all attorneys' fees and costs incurred by MAFC, in connection with the ANA's request for consent to a Transfer.

      12. INSURANCE. ANA shall comply with all of the insurance requirements and obligations of MAFC, as tenant under the Lease, and shall name Landlord and MAFC as additional insureds, as their interests may appear, on all policies of insurance required to be carried by ANA hereunder or thereunder. The parties mutually agree that, with respect to any property loss which is covered by insurance then being carried by MAFC or ANA, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and the parties further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. If and to the extent such waiver can be obtained only upon payment of an additional charge, the party benefiting from the waiver shall pay such charge, upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver.

      13. LIMITATIONS ON MAFC.

            13.1 ANA acknowledges that MAFC has made no representations or warranties with respect to the Building or the Premises except as expressly provided in this Sublease.

            13.2 MAFC shall not be required to perform any of the covenants and obligations of Landlord under the Lease and, insofar as any of the obligations of MAFC hereunder are required to be performed under the Lease by Landlord, ANA shall rely on and look solely to Landlord for the performance thereof.

            13.3 Any repair and maintenance obligations with respect to the Premises which are the responsibility of MAFC, as tenant under the Lease, shall be performed by ANA, at ANA's sole cost and expense. ANA shall promptly notify MAFC of the need of any such repair, even though MAFC shall not be responsible or liable therefor.

            13.4 In no event shall MAFC be liable to ANA for consequential, punitive or other special damages with respect to this Sublease or any matter arising out of or in connection with this Sublease, the Lease or the Premises.

      IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed as of the day and year first set forth above.

                                        MAFC:

                                        MIDNIGHT AUTO FRANCHISE CORP.
                                        a Michigan corporation

                                        By: /s/ Nicholas A. Cocco
                                            ------------------------------------
                                            Name: Nicholas A. Cocco
                                            Title: CEO

                                        ANA:

                                        ALL NIGHT AUTO OF NAPERVILLE, INC.

                                        By: /s/ Mark MacArthur
                                            ------------------------------------
                                            Name: Mark MacArthur, President

                                    GUARANTY

      MacArthur Holdings Corporation, hereby unconditionally guarantees the timely payment and performance by ANA of all of its obligations under this Sublease. Guarantor waives presentment, notice of dishonor, notice of non-payment and diligence on behalf of MAFC. This is a guaranty of payment, and not a guaranty of collection. Guarantor hereby acknowledges that MAFC may agree with ANA to forbear from enforcing MAFC rights, amend the Sublease, and/or settle its claims against ANA under the Sublease, all without limiting or allowing Guarantors' obligations under this Guaranty.

                                            MACARTHUR HOLDINGS CORPORATION, a

                                            Michigan corporation

                                            BY: /s/ Mark MacArthur
                                                --------------------------------
                                            MARK MACARTHUR, PRESIDENT

                                            AND

                                            /s/ Erika MacArthur
                                            ------------------------------------
                                            ERIKA MACARTHUR, VICE PRESIDENT

                                            Dated: 2-16-05

               EXHIBIT A: TERMS AND CONDITIONS OF THE MASTER LEASE

                                    ARTICLE 4
                          CONSTRUCTION OF IMPROVEMENTS

      4.1. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in satisfactory condition when Tenant took possession. Tenant acknowledges that Landlord has no obligation to improve or repair the Premises or the Shopping Center.

      4.2. TENANT IMPROVEMENTS. Tenant is taking the Premises in "AS-IS" condition. All improvements to the Premises necessary for Tenant's use or occupancy thereof shall be completed by Tenant, at Tenant's expense, and shall hereinafter be referred to as "Tenant Improvements". The Tenant Improvements shall be completed by Tenant in conformity with specifications acceptable to Landlord and such acceptance shall not be unreasonably withheld. Tenant agrees to submit to Landlord plans and specifications covering the Tenant Improvements In such detail as Landlord may require, and Tenant agrees not to commence work on any of the Tenant Improvements until Landlord has approved Such plans and specifications in writing. Such acceptance shall not be unreasonably withheld.

                                    ARTICLE 5
                                 USE OF PREMISES

      5.1. USE. The Premises shall be occupied and used only for the Permitted Use and for no other purpose whatsoever unless Landlord, In its sole discretion, consents to a change In such use. Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or In any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) may be dangerous to persons or property;
(iii) may invalidate or increase the amount of premiums for any policy of insurance (and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand); or (iv) may create a nuisance or injure the reputation of the Shopping Center.

      5.2 OPERATION. Tenant acknowledges that its continued operation of the Premises is of the utmost importance to the other tenants of the Shopping Center and to Landlord in the rental of space in the Shopping Center, the renewal of other leases In the Shopping Center, the efficient and economic supply of services and utilities and the character and quality of the other tenants in the Shopping Center. Accordingly, Tenant, throughout the Term, shall continuously occupy, use and operate the entire Premises and shall be open for business on each day and during such hours as are reasonably determined by Landlord from time to time (other than customarily recognized national holidays). Tenant agrees to conduct Tenant's business at all times in a first-class, high-grade manner consistent with reputable business standards and practices and in such manner that the high reputation of the Shopping Center is furthered. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted to close the Premises for ten (10) days during each Lease Year and Tenant's hours of operation from 6 a.m. to 4 p.m. daily are acceptable to Landlord.

      5.3. EXCLUSIVITY. During the Term of this Lease, and so long as Tenant continues to use the Premises for the Permitted Use in accordance with the terms of this Lease, and other than any permitted uses by any tenants, or pursuant to any leases in effect or subleases thereof, in the Shopping Center as of the date hereof, Landlord shall not lease space in the Shopping Center to any tenant whose primary business istire sales and under hood and under car repairs and other uses relating thereto.

                                    ARTICLE 6
                  QUIET ENJOYMENT AND LANDLORD'S RIGHT OF ENTRY

      6.1. QUIET ENJOYMENT. If and so long as Tenant shall pay the Rent specified herein and observe and perform all covenants, agreements and obligations required by it to be observed and performed hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, subject, nevertheless, to the terms and conditions of this Lease and the mortgages and other matters to which this Lease is or may become subordinate.

      6.2. RESERVED RIGHTS OF LANDLORD. Landlord expressly reserves the right as to the Shopping Center at any time to do, or permit to be done, any or all of the following: add or remove buildings or structures; change the number and location of buildings' and structures; change building dimensions; change the number of floors in any of the buildings or structures; enclose any mall; add to, alter or remove, partially or wholly, any structure or structures used to enclose any plaza area; change the identity and type of stores and tenancies and the dimensions thereof; change the name of the Shopping Center in which the Premises are located; change the address or designation of the Premises; provide or reduce parking areas; convert common areas into leasable areas; expand, reduce, modify or alter the Common Areas; change the means of access to and egress from the Shopping Center; and expand or reduce the size of the Shopping Center.

      6.3. RIGHT OF ENTRY. Tenant agrees that Landlord, its agents, employees or servants, or any person authorized by Landlord, may enter the Premises for the purpose of inspecting the condition of the same and to make such repairs, additions, improvements, changes or alterations to the Premises or the building of which they are a part no Landlord may elect to make, and to exhibit the same to prospective purchasers, mortgagees and tenants of the Shopping Center at reasonable hours with prior notice to the Tenant unless it is an emergency. Such entry, inspection and repairs, additions, improvements, changes or alterations as Landlord may make of or to the Premises or the building of which the Premises are a part shall not constitute eviction of Tenant in whole or in part and the Rent reserved shall not abate while such work is being done by reason of loss or interruption of business of Tenant or otherwise. If tenant or Tenant's agents or employees shall not be present to permit entry into the Premises at any time when for any reason entry therein shall be necessary in the reasonable judgment of Landlord to prevent injury or damage, Landlord or Landlord's agents or employees may enter same by master key or by forcible entry without liability therefor and without in any manner affecting the obligations, covenants, terms or conditions of this Lease.

                                    ARTICLE 7
                    NUISANCE AND WASTE; RULES AND REGULATIONS

      7.1. NUISANCE AND WASTE. Tenant shall not perform any acts or carry on any practices which may injure the building of which the Premises are a part, violate any certificate of occupancy affecting same, constitute a public or private nuisance or a menace to other tenants in the Shopping Center, produce undue noise, create obnoxious fumes or odors or otherwise cause unreasonable interference with other tenants of the Shopping Center. In addition, Tenant shall not (a) permit any unlawful or immoral practice to be carried on or committed in the Premises; (b) make any use of or allow the Premises to be used for any purpose that might invalidate or increase the rate of insurance thereof;
(c) keep or use, or permit to be kept or used, in the Premises any inflammable fluids or explosives, other than those consistent with the Permitted Use In accordance with all laws; (d) deface or injure the Premises or the Shopping Center; (e) overload the floors, walls or ceilings of the Premises; (f) sell or consume, or allow the sale or consumption of, alcoholic beverages in the Premises, unless the same is expressly included in the Permitted Use; or (g) commit or suffer any waste in or about the Premises.

      7.2. RULES AND REGULATIONS. Tenant covenants and agrees with landlord that:

            (a) All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes by Landlord.

            (b) All garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed outside of the Premises, prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of all of Tenant's refuse or rubbish.

            (c) No phonograph or television or other similar device shall be installed without first obtaining in each instance Landlord's written consent. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the Shopping Center, without in each instance the written consent of Landlord.

            (d) Tenant shall not place or permit any obstructions or merchandise in such areas or store any merchandise or other matter in such areas or other unauthorized areas of the Shopping Center.

            (e) No auction, fire, bankruptcy, selling-out or going-out-of-business sales shall be conducted in or about the Premises without the prior written consent of the Landlord.

            (f) Tenant shall keep the signs, exterior lights and display window lights of the Premises lighted each and every day of the Term during reasonable business hours designated by Landlord.

Landlord reserves the right to adopt additional reasonable rules and regulations with respect to the conduct of Tenant's activities in the Premises and the Shopping Center which, upon adoption, shall be deemed incorporated herein, provided that Tenant is given notice thereof.

                                    ARTICLE 8
                      COMPLIANCE WITH LAW; LIENS; INDEMNITY

      8.1. COMPLIANCE WITH LAW AND CONTRACTS. Tenant shall, at its expense, comply with and cause the Premises to comply with all governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, at any time during the Term. Tenant shall, at its expense, comply with the requirements of all policies of Insurance which at any time may be in force with respect to the Premises, and with the provisions of all contracts, agreements and restrictions of which Tenant has notice affecting the Premises or any part thereof or the occupancy or use thereof.

      8.2. TITLE AND COVENANT AGAINST LIENS. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Shopping Center or the Premises or against the Tenant's leasehold interest in the Premises arising from labor, material, service or equipment ordered or authorized by Tenant or its agents and employees, and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Shopping Center or the Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises.

      8.3. INDEMNIFICATION. Tenant agrees to pay and to protect, indemnify and save harmless Landlord and all beneficiaries, agents and employees of Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (except those arising solely from acts of Landlord, its agents or employees) arising from (a) any injury to, or the death of, any person or any damage to property in the Premises or upon adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use, non-use, condition or occupation of the Premises or any part thereof or resulting from the condition thereof or of adjoining sidewalks, streets or ways; (b) violation of any agreement or condition of this Lease; and (c) the negligence or intentional misconduct of Tenant, its employees, invitees, license contractors, representatives or agents. Landlord indemnifies Tenant for Landlord's breach of this Lease.

                                    ARTICLE 9
                       MAINTENANCE AND REPAIR OF PREMISES

      9.1. MAINTENANCE BY TENANT. Tenant shall at all times maintain the entire Premises, including maintenance of exterior entrances and all glass and show window moldings, and all floors, ceilings, interior walls, partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, plumbing fixtures and heating, air conditioning, ventilating, electrical and fire protection systems installed by Tenant or exclusively serving the Premises and including space around ducts, pipes, vents or other parts of the heating, air conditioning, ventilating and plumbing systems which protrude through the roof of the Premises) in good order, appearance, condition and repair, including all necessary replacements of any of such facilities. Tenant agrees to enter into a maintenance agreement, reasonably acceptable to Landlord, which provides for the maintenance and repair of the heating, ventilation and air conditioning systems servicing the Premises by a technician certified in the repair of such systems at least two (2) times per Lease Year. Tenant shall provide a copy of such maintenance, agreement to Landlord upon request.

      9.2. MAINTENANCE BY LANDLORD.

            (a) Landlord covenants to maintain or cause to be maintained only the foundations and roof of the Premises, and the structural soundness of the concrete floors and exterior walls thereof and the Common Areas in good order, repair and condition, exclusive of any work required because of damage caused by any act, omission or negligence of Tenant, any subtenant or their respective employees, agents, invitees, licensees or contractors. Landlord shall not be required to commence any such repair until fifteen (15) days after written notice from Tenant that the same is necessary.

            (b) If Landlord is required to make repairs to the Premises by reason of Tenant's acts, omissions or negligence of or Tenant refuses or neglects to repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof. Upon completion thereof, Tenant shall reimburse Landlord's costs for making such repairs upon presentation of a bill therefor, as additional rent.

                                   ARTICLE 10
                            COMMON AREAS AND CHARGES

      10.1. CONTROL OF COMMON AREAS. "Common Areas" shall mean and include all areas and improvements on Lot 2 which may be furnished by Landlord from time to time for the nonexclusive common use of all tenants on Lot 2 and their respective agents, employees, licensees and invitees, including, without limitation, driveways, parking areas, landscaped areas, entrances and exits, sidewalks, curbs, gutters, loading clocks and common signage; exterior walks, roofs and foundations of buildings; common utility systems, conduits and equipment; and common security and fire systems. The Common Areas shall at all times be subject to the exclusive control and management of Landlord or its designees, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto.

      10.2. MAINTENANCE CHARGES. Tenant agrees to pay to Landlord as additional rent, monthly or less frequently as directed by Landlord. Tenant's Proportionate Share of the Common Area Maintenance Cost (as defined below). Such payments shall be based on Landlord's reasonable estimates, subject to adjustment from time to time on determination of the actual amount of the Common Area Maintenance Cost. "Common Area Maintenance Cost" shall be the total cost and expense (including appropriate reserves) in operating, managing, equipping, protecting, policing, lighting, repairing, replacing and maintaining the Common Areas, including all costs and expenses of (a) security, fire protection and traffic direction and control; (b) cleaning and removal of rubbish, dirt, debris, snow and ice; (c) landscaping; (d) water, drainage end sewerage; (e) insurance maintained by Landlord with respect to Lot 2, (f) wages and benefits of employees and other employee expenses; (g) permits and licenses; (h) supplies; (i) utility services and lighting; (j) acquiring, leasing, operating, maintaining, repairing and replacing machinery and equipment used in the operation of the Common Areas; (k) management fees; and (l) any other cost, expense or charge which, in accordance with generally accepted accounting and management principles, would be considered as an expense of owning, managing, operating, maintaining or repairing the Common Areas.

      10.3. AUDIT RIGHTS. Tenant shall have the right to audit Landlord's records and accounts as the same relates to Tenant's Proportionate Share of Common Area Maintenance Cost and Tenant's Proportionate Share of Taxes. Tenant shall exercise its audit rights as follows; within thirty (30) days of Tenant's receipt of notice for Landlord of knowledge of a pending increase in Tenant's Proportionate Share or a bill from Landlord with respect to the same, Tenant shall notify the Landlord of its intent to examine, within thirty (30) days of Landlord's receipt of such notice, the records and accounts of Landlord relevant to the amount and year set forth on the statement in question. As soon as is practical thereafter, Landlord shall make such records and accounts available to Tenant at Landlord's principal place of business during normal business hours. If such audit discloses an error by Landlord resulting in Tenant having overpaid Tenant's Proportionate Share, Landlord shall immediately refund such overpayment to Tenant. If such audit discloses an error by Landlord resulting in Tenant having underpaid Tenant's Proportionate Share, Tenant shall immediately pay such deficiency to Landlord. If any error by the Landlord is greater than five percent (5%) of the amount actually due and payable by Tenant, as shown by such audit, Landlord shall reimburse Tenant for the cost of such audit.

                                   ARTICLE 11
                        FIXTURES, SIGNS, AND ALTERATIONS

      11.1. FIXTURES. All readily movable furnishings, store fixtures and equipment (other than the Fixtures) owned and used by Tenant in the Premises shall at all times during the Term be and remain the property of the Tenant. Except a provided in Section 4.3, upon expiration of this Lease, Tenant shall remove all such furnishings, fixtures and equipment and restore the Premises as provided in Section 18.1, provided that Tenant shall not remove any equipment, conduits and fixtures providing water, plumbing, electrical, heating, ventilation, air conditioning, lighting and sewer service to the Premises, all of which, together with any other furnishings, fixtures and equipment not removed by Tenant as provided above, shall become the property of Landlord upon expiration of the Term or termination of Tenant's right to possession of the Premises pursuant to Article 16. Tenant hereby approves of the signage on the Premises as of the date hereof.

      11.2. SIGNS. Tenant shall have the right to place signs on the exterior and interior of the Premises, provided that the size, style, appearance and location of all exterior signs and all interior signs visible from the exterior of the Premises shall be subject to the approval of Landlord, which shall not be unreasonably withheld. Landlord shall have the right to remove any unapproved sign without notice to Tenant, and Tenant shall pay Landlord's cost of removal within five (5) days after demand. Tenant shall, at its own expense, maintain and keep in good repair its signs, and upon expiration or earlier termination of this Lease or Tenant's possession hereunder, shall remove all such signs and repair any damage caused thereby. Tenant hereby approves of the signage on the Premises as of the date hereof.

      11.3. ALTERATIONS. Tenant shall not make any alterations, additions, improvements or changes in the Premises without in each instance first obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. All such permitted alterations, improvements and changes in the Premises shall be at Tenant's expense and shall be performed in accordance with plans approved by Landlord and shall comply with all Insurance requirements and with applicable governmental laws, statutes, ordinances, rules and regulations. All such alterations, improvements and changes shall become the property of the Landlord, unless otherwise agreed to in witting by the Landlord.

                                   ARTICLE 12
                                  CONDEMNATION

      12.1. CONDEMNATION. If all or a substantial portion of the Premises or if a material part of the Shopping Center shall be taken or condemned for any public or quasi-public use or purpose by any competent authority by the exercise of the right of eminent domain or by agreement or conveyance in lieu thereof, Landlord and Tenant shall each have the right to terminate this Lease upon notice to the other party within thirty (30) days after possession is taken by the authority. If this Lease is terminated pursuant to this Section 12.1, it shall terminate as of the date possession shall be so taken. If this Lease is not so terminated, it shall terminate only with respect to the parts of the Premises, if any, so taken as of the date possession shall be taken by such authority, and thereafter, the Minimum Rent shall be reduced in direct proportion to the amount of leasable space of the Premises taken, and Landlord agrees, at Landlord's cost and expense, as soon as reasonably practical to restore the remainder of the Shopping Center to a complete unit of similar quality and character as existed prior to such taking (to the extent feasible); provided that Landlord shall not be required to expend more on such restoration than an amount equal to the condemnation award received by Landlord on account of such taking (less all expenses, costs and legal fees incurred by Landlord in connection with such award).

      12.2. OWNERSHIP OF AWARD. As between Landlord and Tenant, all compensation, awards and damages for any Condemnation of all or any part of the Shopping Center shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award.

                                   ARTICLE 13
                         INSURANCE AND WAIVER OF CLAIMS

      13.1. INSURANCE TO BE PROVIDED BY TENANT. Tenant shall maintain throughout the term, at its expense, insurance of the following character; (a) casualty insurance against loss or damage by fire and other risks from time to time included under "extended coverage" policies in the amount of the full replacement cost of all Tenant Improvements, the Fixtures and all subsequent alterations, improvements and changes to the Premises and all furniture, trade fixtures, equipment, merchandise and all other Items of Tenant's property on the Premises including builders risk coverage on any improvements under construction in the Premises; (b) comprehensive general public liability insurance (including contractual liability) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection of not less than $2,000,000 combined single limit per occurrence, provided that such limits of liability shall be Increased at the direction of Landlord if in Landlord's reasonable judgment increased limits are required to protect Landlord and Tenant against exposure for claims covered thereby; (c) workmen's compensation insurance in amounts required by applicable law or statute covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises; (d) if the Permitted Use include sale of alcoholic beverages, insurance covering any claims arising under applicable law relating to the storage, sale, use or giving away of any alcoholic or other intoxicating liquor or beverage, which claims could be asserted against Landlord, Tenant or the Premises in such amount as may be reasonably specified by Landlord; (e) insurance against loss or damage to plate glass in or on the Premises; and (f) such other insurance on the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises.

      13.2. GENERAL TENANT INSURANCE, REQUIREMENTS. Each policy of insurance referred to in Section 13.1 shall be written on an occurrence basis and shall be in form and substance and be issued by a company satisfactory to Landlord and shall name as the insured parties thereunder Landlord (including its agents, beneficiaries and other parties designated by Landlord) and Tenant, as their interests may appear. On or prior to the Commencement Date, Tenant shall deliver to Landlord certificates of the insurers, evidencing all the insurance which is required to be maintained by Tenant hereunder together with evidence of the payment of all premiums therefor, and Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver certificates of the insurers evidencing the renewal or replacement of such insurance together with evidence of the payment of all premiums therefor.

      13.3. WAIVER OF CLAIMS. To the extent permitted by law, and except for Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant for any business interruption or any loss or damage to property or injury to or death of persons occurring in the Premises or the Shopping Center or in any manner growing out of or connected with Tenant's use and occupation of the Premises or the Shopping Center or the condition thereof. Tenant agrees to have all insurance which may be carried by Tenant endorsed with a clause providing that any release from liability of or waiver of claim for recovery from Landlord entered into in writing by Tenant prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party.

                                   ARTICLE 14
                              DAMAGE OR DESTRUCTION

      In the event that the Premises or the Shopping Center are totally or partially damaged or destroyed by fire or other casualty, the damaged or destroyed areas shall be repaired and rebuilt by Landlord at Landlord's expense; provided, however, if (a) such damage results from a cause not insured; (b) the cost of repair or restoration exceeds the amount of insurance proceeds received by Landlord and available for restoration of the Premises: or (c) fifty percent (50%) or more of the leasable area of the Shopping Center shall be damaged or destroyed by fire or other casualty, notwithstanding that the Premises may be unaffected by such fire or other casualty, Landlord may elect to terminate this Lease upon giving notice of such election in writing to Tenant within sixty (60) days after the occurrence of the event causing the damage. If Landlord is required or elects to rebuild as herein provided, Landlord shall rebuild the damaged areas of the Premises or Shopping Center with due diligence provided that Landlord shall have no responsibility to rebuild or restore the Tenant improvements or any portion of the Premises constructed by Tenant at its expense. If the casualty or the repairing or rebuilding shall render the Premises untenantable in whole or in part, a proportionate abatement of the Minimum Rent shall be allowed from the date when the damage occurred until the date when the Premises have been restored by Landlord, such proportion to be computed on the basis that the leasable area of the portion of the Premises rendered untenantable and not occupied by Tenant bears to the aggregate leasable area of the Premises.

                                   ARTICLE 15
                     ASSIGNMENT, SUBLETTING AND ENCUMBRANCE

      15.1. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease or any interest therein or sublet the Premises or any portion thereof without at least thirty (30) days' prior written notice to Landlord, which cannot be unreasonably withheld and no such permitted assignment or subletting shall relieve Tenant or any guarantor hereof of Tenant's or such guarantor's covenants and agreements hereunder or under any guaranty. The assignment or sublease pursuant hereto shall not be deemed to be a waiver of the provisions of this Section with respect to any subsequent assignment or sublease. Each such permitted sublease shall expressly be made subject to the provisions of this Lease. If Tenant assigns any of its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in a written instrument satisfactory to Landlord, which cannot be unreasonably withheld at the time of such assignment. A change in the beneficial or record ownership of any class of capital stock of Tenant or a transfer of partnership interests or membership interests or the beneficial interest in Tenant shall be treated as and deemed to be an assignment of this Lease within the foregoing provisions of this Section, if the effect of same shall be to result in a change in management or control of Tenant. Any assignment or sublease made in violation of this Section shall be void.

      15.2. ENCUMBRANCE. Neither this Lease nor any estate or interest granted herein shall be mortgaged, pledged or encumbered by Tenant, nor shall Tenant mortgage, pledge or encumber the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Tenant shall not allow or permit any transfer of this Lease or any interest hereunder by operation of law. Any such mortgage, pledge, encumbrance or transfer made in violation of this Section shall be void.

                                   ARTICLE 16
                                     DEFAULT

      16.1. EVENTS OF DEFAULT. Any one or more of the following occurrences or acts shall constitute an event of default under this Lease (an "Event of Default"): (a) Tenant fails to pay Rent within five (5) days of written notice that such Rent is past due; (b) Tenant fails to cure, immediately after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease; (c) Tenant fails to observe or perform any of the covenants in respect to assignment, subletting and encumbrance set forth in Article 15 regardless of whether any such assignment, subletting or encumbrance is void or voidable; (d) Tenant fails to observe or perform any other provision of this Lease for twenty (20) days after Landlord shall have delivered to Tenant written notice of such failure; (e) Tenant fails to continuously operate the Premises; (f) Tenant fails to take possession of the Premises when possession is tendered by Landlord; or (g) Tenant fails to submit plans or other Information regarding the Tenant improvements for Landlord's approval or to commence and complete construction of the Tenant improvements to be constructed by Tenant when and as required by the provisions of this Lease and open its business therein promptly upon such completion. If an Event of Default shall have occurred, Landlord may, by written notice to Tenant, either terminate this Lease or terminate Tenant's rights of possession of the Premises on a date specified in such notice. Immediately thereafter, Landlord may re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. At any time or from time to time after the repossession of the Premises, Landlord may relet the Premises or any part thereof, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to collect any rent due upon such reletting. The termination of this Lease, the repossession of the Premises and the reletting of the Premises shall not relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

      16.2. DAMAGES. In the event of the termination of this Lease or the repossession of the Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord the Rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less the net proceeds, if any, of any reletting, after deducting from such proceeds all of Landlord's expenses reasonably incurred in connection with such reletting, including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employee expenses, alteration costs and expenses of preparation for such reletting. Tenant shall pay such damages on the days on which Rent would have been payable under this Lease in the absence of such expiration, termination or repossession. In lieu of such damages, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated damages for Tenant's default fit being agreed that it would be impracticable or extremely difficult to fix the actual damages, an amount equal to the excess, if any, of (a) the Rent and other sums which would be payable under this Lease from the date of such expiration, termination or repossession over (b) the then net rental value of the Premises, discounted to present value at an interest rate per annum for the same period reasonably determined by Landlord.

      16.3. RIGHTS CUMULATIVE, NON-WAIVER. No right or remedy herein conferred upon or reserved to Landlord is Intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in witting and signed by Landlord.

      16.4. LEGAL EXPENSES. In the event that Tenant or Landlord shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, defaulting party shall pay to the non-defaulting party all reasonable attorneys' fees and litigation expenses incurred or paid by the non-defaulting party in connection therewith. In the event Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, Tenant shall pay as additional rent all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

      16.5. LANDLORD'S RIGHT TO CURE. Landlord may, but shall not be obligated to, cure any default by Tenant after complying with the notice provisions herein set forth, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including reasonable attorneys' fees, shall be additional rent due on demand with interest as provided in
Section 3.7.

                                   ARTICLE 17
                      ESTOPPEL CERTIFICATES; SUBORDINATION;
                              MORTGAGEE PROTECTION

      17.1. ESTOPPEL CERTIFICATES. Within five (5) days after request therefor by Landlord, Tenant agrees to deliver a certificate in the form presented by Landlord to any proposed mortgagee or purchaser of the Premises, or to Landlord, certifying (if such be the case, or if not the case specifying with particularly any exception) to matters requested by Landlord, including the following; (a) that Tenant is in full and complete possession of the Premises, such possession having been delivered by Landlord and accepted by Tenant; (b) that any improvements required to be furnished by Landlord by the terms of this Lease have been completed in all respects to the satisfaction of Tenant; (c) that this Lease is in full force and effect and has not been amended, modified, supplemented or superseded; (d) that there is no existing default on the part of Landlord in the performance of any covenant, agreement or condition contained in this Lease to be performed by Landlord; (e) that Tenant does not have any actual or pending claim against Landlord; (f) the dates of commencement and termination of the Term; and (g) the date through which Rent and other charges hereunder have been paid. Tenant shall not be obligated to agree to any additional obligations or extensions of time periods in connection with Tenant's execution of an estoppel certificate.

      17.2. SUBORDINATION/SUPERIORITY. The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgage or trust deed that may hereafter be placed upon the Shopping Center, or any part thereof, and to any and all advances to be made thereunder and to the interest thereon and all renewals, amendments, modifications, replacements and extensions thereof. Tenant shall, within ten (10) days following the request of Landlord or such secured party, execute and deliver whatever instruments may be required to further evidence or confirm the foregoing.

      17.3. MORTGAGEE PROTECTION. Tenant agrees to give any mortgagee of the Shopping Center, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing of the name and address of such mortgagee. Tenant further agrees that Tenant shall have no right to, and shall not, take any action with respect to this Lease adverse to the interests of Landlord or any such mortgagee on account of Landlord's default if Landlord or such mortgagee is diligently pursuing the remedies or steps necessary to cure or correct such default, including commencement of foreclosure proceedings if necessary to effect such a cure.

                                   ARTICLE 18
                             SURRENDER AND HOLDOVER

      18.1. SURRENDER. Upon the expiration and earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the condition in which the Premises are required to be maintained by the terms of this Lease. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall, at its expense, remove from the Premises on or prior to such expiration or earlier termination all furnishings, fixtures and equipment situated thereon (including all exterior and interior signs) which are not the property of Landlord as provided in Section 11.1, and Tenant shall, at its expense, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Any property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed or at Tenants expense.

      18.2. HOLDOVER. In the event the Tenant or any party claiming under Tenant holds over in possession at the expiration of the Term by lapse of time or otherwise, such holding over shall not be deemed to extend the Term or renew this Lease, and such holding over shall be an unlawful detainer and such parties shall be subject to immediate eviction and removal. Tenant shall pay upon demand to Landlord during any period while Tenant shall hold the Premises after expiration of the Term, as liquidated damages, a sum equal to double the monthly Rent in effect for the last month of the Term, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such holding over.

                                   ARTICLE 19
                                SECURITY DEPOSIT

      The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed, and Landlord shall have no liability to pay interest thereon unless required by law. If any Rent herein reserved or any other sums payable by Tenant hereunder shall be overdue and unpaid, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the Rent due from Tenant; and in such event, Tenant shall forthwith upon demand restore the Security Deposit to its original amount, and the sum required to so restore the Security Deposit shall be additional rent hereunder. In the event Tenant shall have fully and faithfully complied with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned in full to Tenant within thirty (30) days following the end of the Term or earlier termination of this Lease. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises, in the event that such interest is sold. However, Landlord shall remain liable to the Tenant for the repayment of the Security Deposit unless the purchaser of Landlord's interest in the Premise acknowledges in writing that it has received the Security Deposit and has assumed liability for its return.

                                   ARTICLE 20
                         HAZARDOUS MATERIALS PROVISIONS

      20.1. DEFINED TERMS.

            (a) "Claim" shall mean and include any demand, cause of action, proceeding or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement,
      (ii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as defined below) actions and (iii) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

            (b) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including the Clean Air Act, 42 U.S.C.
      Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 3001 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right to Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C.
      Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C.
      Section 10101 et seq.; and the Environmental Protection Act of Illinois ("IEPA"), III. Rev. Stat. ch. 111 112, para. 1001 et seq.; and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as defined below).

            (c) "Hazardous Materials" shall mean and include the following: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material by product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R.
      Section 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

            (d) "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

            (e) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

            (f) "Response" or "Respond" shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

      20.2. TENANT'S OBLIGATIONS WITH RESPECT TO ENVIRONMENTAL MATTERS. During the Term of this Lease, (i) Tenant shall comply at its sole cost and expense with all Environmental Laws; (ii) Tenant shall not Manage, or authorize the Management of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and prior written approval by Landlord; (iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (v) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (vi) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Project or land and (vii) Tenant shall arrange at its sole cost and expense for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

      20.3. COPIES OF NOTICES. During the Term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises;
(iii) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including negligence, trespass, nuisance, strict liability, or ultrahazardous activity.

      20.4. LANDLORD'S RIGHT TO INSPECT. Landlord and Landlord's employees shall have the right to enter the Premises and conduct appropriate inspections or tests for the purpose of (i) determining

Tenant's compliance with Environmental Laws and (ii) determining the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the Premises, including samples, products, materials or substances brought onto or made or produced on the Premises by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information requested by Landlord, including information Landlord requests to comply with the Illinois Responsible Property Transfer Act, III. Rev. Stat. ch. 30, para. 901 et seq. (1989), 765 ILCS 90/i et seq. (1992).
Tenant may not perform any sampling, testing, or drilling to locate Hazardous Materials on the Premises without Landlord's prior written consent.

      20.5. TESTS AND REPORTS. Within ten (10) days of Tenant's receipt of a written request by Landlord, Tenant shall provide Landlord with (i) copies of all environmental reports and tests obtained by Tenant; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (v) any other applicable documents and information with respect to environmental matters relating to the Premises. Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other documents necessary to demonstrate that Tenant complies with all Environmental Laws relating to the Premises.

      20.6. TENANT'S OBLIGATION TO RESPOND. If Tenant's Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise, (ii) causes a threat to, or endangers, the public health; or (iii) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all applicable action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto.

      20.7. LANDLORD'S RIGHT TO ACT. In the event that Tenant shall fail to comply with any of its obligations under this Article 20 as and when required hereunder, Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable.

      20.8. INDEMNIFICATION. Notwithstanding anything contained in this Lease to the contrary. Tenant shall reimburse, defend, indemnify and hold Landlord, and its beneficiaries, officers, directors, shareholders, employees, and agents, free and harmless from and against any and all Claims. Response costs, losses, liabilities, damages, costs, and expenses, including loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs, arising out of or in any way connected with any or all of the following:

            (a) any Hazardous Materials which, at any time during the Term, are or were actually or allegedly Managed, generated, stored, treated, released, disposed of or otherwise located on or at the Premises (regardless of the location at which such Hazardous Material are now or may in the future be located or disposed of) including any and all obligations to take Response, cleanup of corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration or disposal or any of the foregoing; and

            (b) any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arisen out of exposure to Hazardous Materials or other substances or conditions present at the Premises, regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

            (c) any actual or alleged failure of Tenant or the Premises at any time and from time to time to comply with all applicable Environmental Laws, whether before or after the effective date of this Lease; and

            (d) any failure by tenant to comply with its obligations under this
      Article 20.

      In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 20 shall survive any termination or expiration of this Lease.

                                   ARTICLE 21
                         AMERICANS WITH DISABILITIES ACT

      The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA"), establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Shopping Center. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Shopping Center sufficient to determine whether or not the Premises and the Shopping Center in their condition current as of the date hereof deviate in any manner from the ADA or any other requirements under the ADA pertaining to the accessibility of the Premises or the Shopping Center. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Shopping Center in "as-is" condition. Tenant has prepared or reviewed the plans and specifications for the Tenant's Improvements and has independently determined that such plans and specifications are in conformance with the ADA and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Tenant shall be solely responsible for all requirements under the ADA relating to Tenant or any affiliates or persons or entitles related to Tenant or operations of Tenant or its affiliates, or the Premises.

                                   ARTICLE 22
                               GENERAL PROVISIONS

      22.1. SUCCESSORS. Subject to Articles 15 and 17, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      22.2. NOTICES. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given when personally served or one (1) business day after being deposited with a nationally recognized overnight courier or three (3) days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at Tenant's Address or Landlord at Landlord's Address, as the case may be, Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon notice thereof to the other party.

      22.3. NO OPTION. The submission of this Lease for examination does not constitute an offer to enter into a lease, and this Lease shall become effective only upon execution and delivery hereof by Landlord and Tenant.

      22.4. NO JOINT VENTURE. The relationship of the parties is that of landlord and tenant only, and nothing in this Lease shall be construed as creating a partnership, joint venture or principal-agent or any other relationship.

      22.5. BROKER. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder entitled to any commission, fee or other compensation by reason of the execution of this Lease and Tenant agrees to indemnify and hold Landlord harmless from any charge, liability or expense (including attorneys' fees) Landlord may suffer, sustain or incur in respect to any claim for a commission, fee or other compensation by a broker or finder claiming by, through or under Tenant.

      22.6. INTERPRETATION. The headings and captions contained in this Lease are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Lease. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. If there be more than one Tenant, the liability of all such parties for compliance with and performance of the terms and covenants of this Lease shall be joint and several. If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the full extent permitted by law. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed. This Lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant concerning the Premises except those herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

      22.7. SURVIVAL. Any provision of this Lease which obligates Landlord or Tenant to pay an amount or perform an obligation before the commencement of the Term or after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive.

      22.8. ASSIGNMENT BY LANDLORD. The term Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and, in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

      22.9. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter or other communication accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

      22.10. RECORDING. Tenant shall not record this Lease, or any memorandum of or other reference to this Lease, without the written consent of Landlord.

      22.11. FORCE MAJEURE. If Landlord fails to timely perform any of the terms, covenants and conditions of this Lease on Landlord's part to be performed and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, contractors, licensees

                                    EXHIBIT B

                                 EXCLUSIVE USES

1.    A dry cleaner or laundry.

2.    A salon and day spa.

3.    A retail tire store.

4. QUIZNO'S EXCLUSIVE. During the Term or any extension of the Term of this Lease, and so long as Tenant is not in default hereunder and continues to use the Premises for the Permitted Use in accordance with the terms of this Lease, Landlord agrees that it shall not lease space in the Shopping Center to any tenant whose primary business is selling submarine sandwiches to the public.

5. CHOICECARE HOME HEALTHCARE EXCLUSIVE. During the Term of this Lease, and so long as Tenant continues to use the Premises for the Permitted Use in accordance with the terms of this Lease, and other than any permitted uses, by any tenants, or pursuant to any leases in effect or subleases thereof, in the Shopping Center as of the date hereof, Landlord shall not lease space in the Shopping Center to any tenant whose primary business is home health care related services.

6. DUNKIN DONUTS/BASKIN ROBBINS EXCLUSIVE. During the Term of this Lease, and so long as Tenant continues to use the Premises for the Permitted Use in accordance with the terms of this Lease, and other than any permitted uses by any tenants, or pursuant to any leases in effect or subleases thereof, in the Shopping Center as of the date hereof, Landlord shall not lease space in the Shopping Center to any tenant whose primary business is the sale of coffee, donuts or ice cream.

7. PRO-REHAB SERVICES EXCLUSIVE. During the Term of this Lease, and so long as Tenant continues to use the Premises for the Permitted Use in accordance with the terms of this Lease, and other than any permitted uses by any tenants, or pursuant to any leases in effect or subleases thereof, in the Shopping Center as of the data hereof, Landlord shall not lease space in the Shopping Center to any tenant whose primary business is rehabilitation services.

8. RADIOMAN ONSITE EXCLUSIVE. During the Term of this Lease, and so long as Tenant continues to use the Premises for the Permitted Use in accordance with the terms of this Lease, and other than any permitted uses by any tenants, or pursuant to any leases in effect or subleases thereof, in the Shopping Center as of the date hereof. Landlord shall not lease space in the Shopping Center to any tenant whose primary business is the retail sale of cellular telephone products and services.

                                    GUARANTY

FOR VALUE RECEIVED, and in consideration of and as an inducement for the execution and delivery of that certain Strip Center Retail Lease demising certain Premises located in Tinley Park, Illinois (the "Lease") between 179th Street Developers, L.L.C., an Illinois limited liability company ("Landlord"), and Expert Automotive Group, LLC ("Tenant"), the undersigned, Jim Roti and Louis Kline (the "Guarantors") hereby guarantees to the Landlord, its successors and assigns the full and prompt payment of Rent (as defined in the Lease) and any and all other sums and charges payable by Tenant, its successors and permitted assigns under the Lease and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and permitted assigns; and the Guarantors hereby covenant and agree to and with Landlord, its successors and assigns that if default shall at any time be made by Tenant, its successors or permitted assigns in the payment of any Rent or any other sums and charges payable by Tenant, its successors permitted assigns under the Lease, or if Tenant should default in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Lease, the Guarantors shall forthwith pay such Rent and such other sums and charges to Landlord, its successors and assigns and any arrears thereof and shall forthwith faithfully perform and fulfill all such terms, conditions and agreements and shall forthwith pay to the Landlord all damages that may arise in consequence of any default by Tenant, its successors and permitted assigns under the Lease, including, without limitation, all reasonable attorney's fees and disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

This Guaranty is an absolute and unconditional guarantee of payment and of performance. It shall be enforceable against the Guarantors without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, its successors or permitted assigns and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guarantee or of any other notice or demand to which the Guarantors might otherwise be entitled, all of such the Guarantors hereby expressly waive and the Guarantors hereby expressly that the validity of this Guaranty and the obligations of the Guarantors hereunder shall not be terminated, affected, diminished or impaired by reason of the Lease or by relief of Tenant from any of Tenant's obligations under the Lease or otherwise (including, but not by way of limitation, the rejection of the Lease in connection with the proceedings under the bankruptcy laws now or hereafter in effect).

This Guaranty shall be a continuing guarantee and the liability of the Guarantors hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or permitted assigns or a changed or different use of the Premises (as defined in the Lease) consented to in writing by Landlord or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or permitted assigns, whether or not notice thereof is given to Guarantors.

Landlord's consent to any assignment or assignments and successive assignments by Tenant and Tenant's assigns if the Lease made either with or without notice to the Guarantors, shall in no manner whatsoever release the Guarantors from any liability as Guarantors.

The assignment by Landlord of the Lease and or the avails and proceeds thereof made either with or without notice to the Guarantors shall in no manner whatsoever release the Guarantors from any liability as Guarantors under the Guaranty.